UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of report (date of earliest event reported):
March 12, 2010
SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)
19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)
(425) 368-1050
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On March 12, 2010, SCOLR Pharma, Inc., a Delaware corporation (the “Company”), entered into Unit Purchase Agreements with certain accredited investors for the private placement of the Company’s units, consisting of one share of the Company’s common stock, and a Common Stock Purchase Warrant, which entitles the holder to purchase one-fifth of one share of common stock. The warrants have an exercise price of $0.75 per full share of common stock and are exercisable beginning six months from the warrant issuance date for a period of five years from the warrant issuance date. Purchase and sale of the aggregate of 8,260,000 shares of the Company’s common stock and warrants to purchase 1,652,000 shares of the Company’s common stock will take place in one or more closings and will result in gross proceeds of $4,130,000. Net proceeds to the Company are expected to be approximately $3,600,000 after the deduction of placement agent fees and offering costs. Pursuant to the terms of the Unit Purchase Agreements, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares issued in the private placement (including shares of common stock issuable upon exercise of warrants) no later than 60 days after closing and to use its best efforts to have the registration statement declared effective as soon as practicable after the filing date.
     Taglich Brothers, Inc. acted as the placement agent for the transaction pursuant to a Placement Agent Agreement dated as of March 3, 2010. In accordance with the agreement, the placement agent will receive a cash fee of approximately $289,000 and warrants to purchase up to approximately 578,200 shares of the Company’s common stock on terms identical to the warrants to be issued to the investors. In addition, the Company will reimburse the placement agent for its reasonable out-of-pocket expenses up to $30,000 incurred in connection with the private placement. Michael N. Taglich is a member of the board of directors of SCOLR Pharma, Inc. and is also an affiliate of Taglich Brothers, Inc.
Item 3.02 Unregistered Sales of Equity Securities.
     The shares of common stock and warrants described in Item 1.01 above were offered and are being sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws. The closing of the sale and purchase of the common stock and warrants is subject to approval of the NYSE Amex Exchange, which approval is expected on Monday, March 15, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: March 12, 2010	By:	/s/ Richard M. Levy
Richard M. Levy
Chief Financial Officer